UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 25, 2025

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc.	Delaware	30-1128146

2211 H.H. Dow Way , Midland , MI 48674

(989) 636-1000

001-03433	The Dow Chemical Company	Delaware	38-1285128

2211 H.H. Dow Way , Midland , MI 48674

(989) 636-1000
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange

The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange

The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange

The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Dow Inc.	Emerging Growth Company	☐

The Dow Chemical Company	Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Dow Inc.	☐	The Dow Chemical Company	☐

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
On February 25, 2025, The Dow Chemical Company (the “Company”), issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) to purchase certain of its debt securities and certain debt securities of Rohm and Haas Company, and Union Carbide Corporation, each a wholly-owned subsidiary of the Company (collectively, the “Securities”), in an aggregate purchase price (excluding Accrued Interest (as defined below)) of up to $1.0 billion (the “Tender Cap”) upon the terms and subject to the conditions set forth in the Offer to Purchase (the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on March 25, 2025 (the “Expiration Date”), unless extended or earlier terminated with respect to the Tender Offer. Consummation of the Tender Offer is subject to satisfaction of a financing condition.
The consideration for each $1,000 or
€
1,000 principal amount of Securities, as applicable, validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the press release furnished as Exhibit 99.1 hereto and the Offer to Purchase by reference to a specified fixed spread for each series of Securities plus, for Securities denominated in U.S. dollars, the yield based on the bid-side
price of a specified U.S. Treasury Reference Security at 10:00 a.m., New York City time, on March 11, 2025, or for Securities denominated in euro, the yield based on an interpolated mid-swap
rate, as described in the Offer to Purchase, at 3:00 p.m., London time, on March 11, 2025, in each case minus Accrued Interest, unless otherwise extended by the Company as described in the Offer to Purchase.
Pursuant to the terms of the Offer to Purchase, the Company will have the option, but is under no obligation to, accept for purchase the Securities that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on March 10, 2025, (the “Early Participation Date”) promptly after the Early Participation Date (the date of payment for such Securities, the “Early Settlement Date”). If the Company exercises this option, the Early Settlement Date is expected to be March 13, 2025, the third business day after the Early Participation Date (the “Early Settlement Date”). The settlement date for the Securities validly tendered after the Early Participation Date but at or prior to the Expiration Date and accepted for purchase is expected to be March 28, 2025, the third business day after the Expiration Date (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”), if the Tender Cap of applicable Securities is not purchased on such Early Settlement Date. If the Company does not elect to exercise its option to have an Early Settlement Date, the settlement date for all Securities validly tendered and accepted for purchase will be the Final Settlement Date.
Holders whose Securities are validly tendered and accepted for purchase will also receive accrued and unpaid interest on their Securities from the last interest payment date to, but not including, the date of the applicable Settlement Date (“Accrued Interest”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form
8-K
and is incorporated by reference herein.
The information included in this Current Report on Form
8-K
under this Item 7.01 (including Exhibit 99.1) shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
The information included in this Current Report on Form
8-K
under this Item 7.01 (including Exhibit 99.1) is for informational purposes only and does not constitute an offer to purchase the Securities.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release issued by The Dow Chemical Company on February 25, 2025.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY

Date: February 25, 2025

/s/ ANDREA L. DOMINOWSKI
Andrea L. Dominowski
Controller and Vice President of Controllers
(Authorized Signatory and Principal Accounting Officer)